Exhibit 99.1

712 Fifth Avenue
New York, New York 10019

Supplement to Proxy Statement Dated December 18, 2017

2018 Annual Meeting of Shareholders to be held January 31, 2018

This Supplement is being furnished on or about January 24, 2018 to the stockholders of Griffon Corporation (“we,” “us” or the “Company”) in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 31, 2018. This Supplement provides important information that modifies some of the information included in our proxy statement for the Annual Meeting (the “Proxy Statement”), which was previously sent or made available to our stockholders. On or about December 18, 2017, we mailed stockholders a notice containing instructions on how to access the proxy materials relating to the Annual Meeting, how to request paper copies of those materials and how to vote their shares. This Supplement should be read in conjunction with the Proxy Statement.

We are saddened to inform you that Harvey R. Blau, Chairman of the Board since 1983 and formerly our Chief Executive Officer from 1983 through March 2008, passed away on January 19, 2018. Our Board and management wish to express their sincere appreciation for Mr. Blau’s service and valuable contributions to the Company throughout his many years of service.

Mr. Blau was up for re-election as a Class II director at the Annual Meeting. The Proxy Statement provides that if a nominee becomes unavailable, shares voted for such nominee will be voted for a substitute nominee designated by the Board. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has designated Mr. Henry A. Alpert as the substitute nominee for the Class II directorship for which Mr. Blau was nominated. Mr. Alpert is currently a Class III director and, as such, all pertinent information regarding Mr. Alpert is already disclosed in the Proxy Statement. If Mr. Alpert is elected as a Class II director at the Annual Meeting, he will, concurrently with such election, cease to serve as a Class III director, in which case the Board intends to appoint a successor director to fill the resulting Class III director vacancy in due course in accordance with the terms of the Company’s certificate of incorporation and by-laws.

Please note that due to the timing of this development, the proxy card will not be updated to reflect this director nominee substitution. Accordingly, we intend to follow the rules of the U.S. Securities and Exchange Commission that permit the Board to conduct a solicitation whereby shareholders provide the persons named as proxies with the discretionary authority to elect a substitute nominee for election as a director. We are supplementing the disclosure included in the original Proxy Statement to make clear that the discretionary authority conferred by your proxy will be used to vote in favor of the election of Mr. Alpert as the substitute nominee. As a result, any shares voted by proxy FOR the election of Mr. Blau as a Class II director at the Annual Meeting will instead be voted for the election of Mr. Alpert as a Class II director.

The Board recommends that you vote FOR the election of the nominees for director listed in the Proxy Statement, as amended by this Supplement, which now provides for the nomination of Henry A. Alpert as the substitute nominee for Harvey R. Blau.

The other agenda items presented in the Proxy Statement are not affected by this Supplement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, January 31, 2018 at 10:30 a.m. at 1095 Avenue of the Americas, New York, NY 10036. The Company’s Proxy Statement, 2017 Annual Report on Form 10-K and Annual Report to Stockholders are available online at http://www.astproxyportal.com/ast/03170.

The proxy materials contain important information about how to vote your shares, revoke a proxy or voting instructions that you have already given, attend the Annual Meeting in person, and request paper copies of the proxy materials and annual report. We urge you to refer to those materials for that information.